UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2025

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed, on March 15, 2024, Workhorse Group Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to issue and sell, in one or more registered public offerings by the Company directly to the Investor, (i) senior secured convertible notes for up to an aggregate principal amount of $139,000,000 (the “Notes”) that will be convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase shares of Common Stock in multiple tranches over a period beginning on March 15, 2024. Pursuant to the Securities Purchase Agreement, on January 27, 2025 (the “Closing Date”), the Company issued and sold to the Investor a Note in the original principal amount of $3,500,000 (the “Ninth Additional Note”). The Investor has waived its right to receive Warrants in connection with the issuance of the Ninth Additional Note. Refer to the Company’s Current Report on Form 8-K filed on March 15, 2024 for additional information related to the Securities Purchase Agreement, the Notes, and the Warrants. The Ninth Additional Note was issued pursuant to the Company’s Indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), dated December 27, 2023 (the “Base Indenture”), and an Eleventh Supplemental Indenture, dated January 27, 2025, entered into between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

As previously disclosed, the Company has issued and sold to the Investor (i) Notes in aggregate original principal amount of $38,985,714 (the “Prior Notes”) and (ii) Warrants to purchase up to 15,640,900 shares of Common Stock (the “Prior Warrants”) pursuant to the Securities Purchase Agreement (following adjustment in connection with the Company’s 1-for-20 reverse stock split, which became effective on June 17, 2024). As of January 24, 2025, $5,650,000 aggregate principal amount remained outstanding under the Notes, and no shares had been issued pursuant to the Warrants. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the Securities Purchase Agreement contemplates additional closings of up to $96,514,286 in aggregate principal amount of additional Notes and a corresponding Warrant pursuant to the Securities Purchase Agreement as further described in our Current Report on Form 8-K filed on March 15, 2024. The description of the Securities Purchase Agreement, form of Note, form of Warrant, Indenture, Security Agreement and Subsidiary Guarantee contained therein is hereby incorporated by reference herein in its entirety.

No Note may be converted and no Warrant may be exercised to the extent that such conversion or exercise would cause the then holder of such Note or Warrant to become the beneficial owner of more than 9.99% of the Company’s then outstanding Common Stock, after giving effect to such conversion or exercise (the “Beneficial Ownership Cap”).

Notes

Like the Prior Notes, the Ninth Additional Note was issued with original issue discount of 12.5%, resulting in $3,062,500 of proceeds to the Company before fees and expenses. The Ninth Additional Note is a senior, secured obligation of the Company, ranking senior to all other unsecured indebtedness, subject to certain limitations and is unconditionally guaranteed by each of the Company’s subsidiaries, pursuant to the terms of a certain security agreement and subsidiary guarantee.

Like the Prior Notes, the Ninth Additional Note bears interest at a rate of 9.0% per annum, payable in arrears on the first trading day of each calendar quarter, at the Company’s option, either in cash or in-kind by compounding and becoming additional principal. Upon the occurrence and during the continuance of an event of default, the interest rate will increase to 18.0% per annum. Unless earlier converted or redeemed, the Ninth Additional Note will mature on the one-year anniversary of the date hereof, subject to extension at the option of the holders in certain circumstances as provided in the Ninth Additional Note.

Like the Prior Notes, all amounts due under the Ninth Additional Note are convertible at any time, in whole or in part, and subject to the Beneficial Ownership Cap, at the option of the holders into shares of Common Stock at a conversion price equal to the lower of $0.4996 (the “Reference Price”) or (b) the greater of (x) $0.1190 (the “Floor Price”) and (y) 87.5% of the volume weighted average price of the Common Stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder. The Reference Price and Floor Price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The Reference Price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the Reference Price then in effect. Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors. Upon the satisfaction of certain conditions, we may prepay the Ninth Additional Note upon 15 business days’ written notice by paying an amount equal to the greater of (i) the face value of the Ninth Additional Note at premium of 25% (or 75% premium, during the occurrence and continuance of an event of default, or in the event certain redemption conditions are not satisfied) and (ii) the equity value of the shares of Common Stock underlying the Ninth Additional Note. The equity value of the Common Stock underlying the Ninth Additional Note is calculated using the two greatest volume weighted average prices of our Common Stock during the period immediately preceding the date of such redemption and ending on the date we make the required payment.

Like the Prior Notes, the Ninth Additional Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. It also requires the Company to maintain minimum liquidity on the last day of each fiscal quarter in the amount of either (i) $1,500,000 if the sale leaseback transaction of Company’s manufacturing facility in Union City, Indiana (the “Sale Leaseback”) has not been consummated and (ii) $4,000,000 if the Sale Leaseback has been consummated, subject to certain conditions. The Ninth Additional Note also contains customary events of default.

The Company and the Investor previously entered into a limited waiver (the “Waiver”) of certain provisions of the Securities Purchase Agreement. Pursuant to the Waiver: (i) the Investor has waived its right to receive Warrants in connection with the issuance and sale, if any, of additional Notes in the aggregate principal amount of up to $16.0 million, of which $5.8 million remains following the issuance of the Ninth Additional Note, (ii) for the period commencing on the Closing Date and ending on and including October 16, 2025, the Investor waived certain provisions of the Securities Purchase Agreement to permit the Company to sell up to $5 million in shares of Common Stock pursuant to an at-the-market offering program without a price floor and without application of certain anti-dilution and participation provisions in the Notes and the Warrants, and (iii) the Company waived the obligation of an affiliate of the Investor to make certain ongoing lease payments under the asset purchase agreement pursuant to which the Company divested from its aero business.

Under certain circumstances, including a change of control, the holder may cause us to redeem all or a portion of the then-outstanding amount of principal and interest on the Ninth Additional Note in cash at the greater of (i) the face value of the amount of the Ninth Additional Note to be redeemed at a 25% premium (or at a 75% premium, if certain redemption conditions are not satisfied or during the occurrence and continuance of an event of default), (ii) the equity value of our Common Stock underlying such amount of the Ninth Additional Note to be redeemed and (iii) the equity value of the change of control consideration payable to the holder of our Common Stock underlying the Ninth Additional Note.

In addition, during an event of default, the holder may require us to redeem in cash all, or any portion, of the Ninth Additional Note at the greater of (i) the face value of our Common Stock underlying the Ninth Additional Note at a 75% premium and (ii) the equity value of our Common Stock underlying the Ninth Additional Note. In addition, during a bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Ninth Additional Note at a 75% premium unless the holder of the Ninth Additional Note waives such right to receive payment. Further, upon the sale of certain assets, the holder may cause a redemption at a premium, including upon consummation of the Sale Leaseback if the redemption conditions are not satisfied. The Ninth Additional Note also provides for purchase and participation rights in the event of a dividend or other purchase right being granted to the holders of Common Stock.

The issuance of the Ninth Additional Note and the shares of Common Stock issuable upon conversion have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273357) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as further supplemented by a prospectus supplement filed on January 27, 2025.

The description of the terms and conditions of the Securities Purchase Agreement, the Notes, the Warrants and the Base Indenture do not purport to be complete and is qualified in its entirety by the full text of Securities Purchase Agreement, the Notes, the Warrants and the Base Indenture, which are filed as exhibits to the Company’s Current Report on Form 8-K filed on March 15, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 8.01 Other Events.

As previously disclosed, the Company’s assets include prepaid purchases, which currently consist primarily of deposits made to the Company’s suppliers for direct materials associated with the Company’s W4 CC trucks. The Company regularly evaluates this asset and record reserves against it when the Company identifies prepaid purchases that are significantly aged or balances that have a carrying value in excess of their potential net realizable value. As of September 30, 2024, the balance of the Company’s prepaid purchases asset was $6,824,168, the balance of the Company’s prepaid purchases reserve was $(1,943,969), and, accordingly, the Company’s net prepaid purchases was $4,880,199.

In connection with the preparation of the Company’s financial statements for the year ended December 31, 2024, the Company evaluated its prepaid purchases asset and concluded that it will likely be necessary to record an additional reserve as of December 31, 2024, specifically against prepaid purchases associated with the Company’s W4 CC trucks. Although the Company’s analysis is ongoing, the Company currently expects that the additional reserve, if required, will be between $1.5 million and $1.8 million. The Company does not expect that its prepaid purchases balance as of December 31, 2024, will otherwise be materially different from the amount it recorded as of September 30, 2024.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are forward-looking statements that involve a number of risks and uncertainties. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially from the Company’s expectations. Additional factors that could cause actual results to differ materially from those stated or implied by the Company’s forward-looking statements are disclosed in the Company’s reports filed with the Securities and Exchange Commission.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Eleventh Supplemental Indenture.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: January 27, 2025	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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